UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2014

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BSQUARE Corporation (the “Company”) is filing this Form 8-K/A to correct a typographical error contained in its Current Report on Form 8-K which was filed with the Securities and Exchange Commission on October 28, 2014 (the “Current Report”). Specifically, the Current Report incorrectly reported the vesting schedule of the restricted stock units and options granted to Martin L. Heimbigner, the Company’s recently appointed Chief Financial Officer. The correct vesting schedule of the restricted stock units and options granted to Mr. Heimbigner is as follows: 33% of the underlying shares shall vest on the first anniversary of the grant date, and the remaining underlying shares shall vest monthly thereafter in equal installments for two years. No other items or disclosures in the Current Report are being amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: November 5, 2014	By:	/s/ Jerry D. Chase
President and
Chief Executive Officer